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                                                                       EXHIBIT 5

BAKER BOTTS L.L.P
                                                                     AUSTIN
                                              ONE SHELL PLAZA        BAKU
                                              910 LOUISIANA          DALLAS
                                              HOUSTON, TEXAS         HOUSTON
                                              77002-4995             LONDON
                                              713.229.1234           NEW YORK
                                              FAX 713.229.1522       RIYADH
                                                                     WASHINGTON


September 9, 2004

073384.0101

Pioneer Companies, Inc.
700 Louisiana Street, Suite 4300
Houston, Texas 77002

Ladies and Gentlemen:

      As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by Pioneer Companies, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured debt securities of the Company ("Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock"), (iii) shares of common stock, par value $.01 per share, of the Company ("Common Stock") and (iv) warrants to purchase other securities ("Warrants," and, together with the Debt Securities, the Preferred Stock and the Common Stock, the "Securities") that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100,000,000, certain legal matters in connection with the Securities are being passed upon for you by us.

      In our capacity as your counsel in the connection referred to above, we have examined (i) the Fourth Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date (together, the "Charter Documents"), (ii) the form of Indenture filed as Exhibit
4.4 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Senior Debt Indenture") pursuant to which senior Debt Securities may be issued, (iii) the form of Indenture filed as Exhibit 4.5 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Subordinated Debt Indenture") pursuant to which subordinated Debt Securities may be issued, and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Pioneer Companies, Inc. 2 September 10, 2004 Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

      In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon
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BAKER BOTTS L.L.P
Pioneer Companies, Inc.                2                       September 9, 2004


such conversion, exchange, redemption or exercise and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

            2. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Company's Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

            3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a "Certificate of Designations"), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.
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BAKER BOTTS L.L.P
Pioneer Companies, Inc.                3                       September 9, 2004


            4. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

            5. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do no include any provision that is unenforceable, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board; such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.
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BAKER BOTTS L.L.P
Pioneer Companies, Inc.                4                       September 9, 2004

            6. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, (iii) neither the Warrants or any Warrant Agreement includes any provision that is unenforceable, and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

            The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                          Very truly yours,

                                          /s/ Baker Botts L.L.P.